UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

000- 28741
(Commission File No.)

AUCXIS CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

n/a
(I.R.S. Employer Identification No.)

Suite 500 – 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 3P6
Tel: (604) 639-3109
(Address, including zip code, and telephone number of registrant’s principal executive offices)

ITEM 5. OTHER EVENTS

On April 11, 2003, Aucxis NV, the wholly owned Belgium subsidiary of Aucxis Corp. (the “Company”) has voluntarily filed for bankruptcy and as such has been declared bankrupt by the Commercial Court of Dendermonde on that date. A trustee in bankruptcy has been entrusted with Aucxis NV’s management and the realization of its assets for the benefit of its creditors. The Company is the primary creditor with a claim of USD $9,250,000, this being the outstanding balance of the original inter-company loan with respect to the acquisition of Aucxis Trading Solutions NV (“ATS”) in January 2000. ATS is the only significant asset of Aucxis NV and the most significant asset in the Aucxis Corp. group. Court proceedings for the final verification of claims will occur on June 5, 2003.

Management of the Company will be working with the Trustee to maximize the proceeds received for ATS and to ensure there is little or no disruption to employees and the business in general.

The Aucxis NV bankruptcy will have certain temporary and/or permanent effects on certain ongoing judicial proceedings the details of which are not known at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it’s behalf by the undersigned hereunto duly authorized.

AUCXIS CORP.

By: /s/ Dennis Petke
Dennis Petke, CFO

Date: June 18, 2003